Exhibit T3A.101

STATE OF ARKANSAS

Charlie Daniels

SECRETARY OF STATE

To All to Whom These Presents Shall Come, Greetings:

I, Charlie Daniels, Secretary of State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

Articles of Organization

of

CBL/PARK PLAZA GP, LLC

filed in this office

June 8, 2004

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 8th day of June 2004.

\s\ Charlie Daniels Secretary of State

Document Number: 2206660002
CBL/PARK PLAZA GP, LLC
ARTICLES OF ORGANIZATION
Arkansas Secretary		FILED : 06/08/04, #Pages: 1
	State Capitol • Little Rock	Arkansas Secretary of State
Charlie Daniels	501-682-3409 • w[ILLEGIBLE]	Business Services Division

Instructions: File with the Secretary of State, State Capitol, Little Rock, Arkansas 72201-1094. A copy will be returned after filing has been completed.

PLEASE TYPE OR CLEARLY PRINT IN INK

ARTICLES OF ORGANIZATION

The undersigned authorized manager or member or person forming this Limited Liability Company under the Small Business Entity Tax Pass Through Act, Act 1003 of 1993, adopts the following Articles of Organization of such Limited Liability Company:

First:	The Name of the Limited Liability Company is:
CBL Park Plaza GP, LLC
Must contain the words “Limited Liability Company,” “Limited Company,” or the abbreviation “L.L.C.,” “L.C.,” “LLC,” or “LC.” The word “Limited” may be abbreviated as “Ltd.”, and the word “Company” may be abbreviated as “Co.” Companies which perform Professional Service MUST additionally contain the words “Professional Limited Liability Company,” “Professional Limited Company,” or the abbreviations “P.L.L.C.,” “P.L.C.,” “PLLC,” or “PLC” and may not contain the name of a person who is not a member except that of a deceased member. The word “Limited” may be abbreviated as “Ltd” and the word “Company” may be abbreviated as “Co.”

Second:	Address of registered office of the Limited Liability Company which may be, but need not be, the place of business shall be:

6000 W. Markham Street (This is the address of the mall)

Little Rock, Arkansas 72205

Third:	The name of the registered agent and the physical business address of said agent shall be:

Corporation Service Company

120 East Fourth Street

Little Rock, AR 72201

(a) Acknowledgment and acceptance of appointment MUST be signed. I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named Limited Liability Company.

	/s/ Jeanine Reynolds	Jeanine Reynolds
	Please sign here	Asst. Vice President

Fourth:	IF THE MANAGEMENT OF THIS COMPANY IS VESTED IN A MANAGER OR MANAGERS, A STATEMENT TO THAT EFFECT MUST BE INCLUDED IN THE SPACE PROVIDED OR BY ATTACHMENT:

Management of the Company will be vested in a chief manager.

PLEASE TYPE OR PRINT CLEARLY IN INK THE NAME OF THE PERSON (S) AUTHORIZED TO EXECUTE THIS DOCUMENT.

Jeffery V. Curry, Organizer

Signature of authorized manager, member or person forming this Company:	/s/ Jeffery V. Curry